SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 7, 2002

PartnerRe Ltd.
(Exact Name of Registrant as Specified in its Charter)

Bermuda
(State of Other Jurisdiction of Incorporation)

0-2253 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

Chesney House, 96 Pitts Bay Road Pembroke, Bermuda (Address of Principal Executive Offices)	HM-08 (Zip Code)

(441) 292-0888
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events.

      On November 8, 2002, PartnerRe Ltd. (the “Company”) announced that it has priced its previously announced offering of eight million common shares. The shares were issued at an initial price to the public of $48.27 per share. The offering closed on November 14, 2002.

      The net proceeds from the offering were used in part to repurchase six million common shares from certain affiliates of Swiss Reinsurance Company at a price per share equal to the Company’s net proceeds after commissions. Those shares were then cancelled and are no longer outstanding. The remaining net proceeds will be used by the Company for general corporate purposes.

      A copy of the Underwriting Agreement dated November 7, 2002 is filed with this Current Report on form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Exhibits.

99.1

Underwriting Agreement relating to the Company’s public offering of 8,000,000 common shares, dated November 7, 2002, among the Company and Solomon Smith Barney Inc.; Goldman, Sachs & Co.; UBS Warburg LLC; and Fox-Pitt, Kelton, Inc., as Representatives of the Underwriters named therein.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd.

By:	/s/ Christine Patton
Name: Christine Patton
Title: General Counsel

Date: November 15, 2002

INDEX TO EXHIBITS

Exhibit No.	Description

99.1

Underwriting Agreement relating to the Company’s public offering of 8,000,000 common shares, dated November 7, 2002, among the Company and Solomon Smith Barney Inc.; Goldman, Sachs & Co.; UBS Warburg LLC; and Fox-Pitt, Kelton, Inc., as Representatives of the Underwriters named therein.